UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 13, 2006


                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of Registrant as specified in charter)


    Maryland                        001-09279                    13-3147497
-------------------------------------------------------------------------------
(State or other               (Commission file No.)             (IRS Employer
  jurisdiction of                                                  I.D. No.)
  incorporation)


      60 Cutter Mill Road, Suite 303, Great Neck, New York        11021
      -------------------------------------------------------------------
      (Address of principal executive offices)                  (Zip code)


        Registrant's telephone number, including area code     516-466-3100
                                                               ------------

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
==============================================================================

     __ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     __ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     __ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     __ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On March 13, 2006 registrant issued a press release announcing its results of operations for the quarter and year ended December 31, 2005. The press release is attached as an exhibit to this Form 8-K. This information as well as Exhibit
99.1 are being furnished pursuant to Item 2.02 of Form 8-K and are not to be considered "filed" under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and shall not be incorporated by reference into any previous or future filing by registrant under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01  Financial Statement and Exhibits

(d) Exhibits.
                  99.1  Press release issued March 13, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   ONE LIBERTY PROPERTIES, INC.



Date:     March 15, 2006           By:  /s/ Simeon Brinberg
                                   -----------------------------------
                                   Simeon Brinberg
                                   Senior Vice President

                          ONE LIBERTY PROPERTIES, INC.
                         60 CUTTER MILL ROAD - SUITE 303
                              GREAT NECK, NY 11021
                             Telephone 516-466-3100
                             Telecopier 516-466-3132
                          www.onelibertyproperties.com

             ONE LIBERTY PROPERTIES ANNOUNCES RESULTS OF OPERATIONS
                FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2005

Great Neck, New York - March 13, 2006 - One Liberty Properties, Inc. (NYSE: OLP) today announced that for the year ended December 31, 2005, rental revenues increased by 30.2% and net income by 94% compared to revenues and net income for the year ended December 31, 2004. The Company reported rental revenues of $28,445,000 and net income of $21,280,000, or $2.16 per share on a diluted basis, for the year ended December 31, 2005. Net income gives effect to the Company's equity in earnings of unconsolidated joint ventures of $2,102,000 ($.21 per diluted share), a net gain on the sale of air rights of $10,248,000 ($1.04 per diluted share) and income from discontinued operations of $1,559,000 ($.16 per diluted share). For the year ended December 31, 2004, One Liberty reported rental revenues of $21,844,000, and net income of $10,974,000, or $1.13 per share on a diluted basis. Net income for 2004 includes the Company's equity in earnings of unconsolidated joint ventures of $2,869,000 ($.29 per diluted share), net gains of $73,000 ($.01 per diluted share) and income from discontinued operations of $2,435,000 ($.25 per diluted share). The weighted average number of common shares outstanding on a diluted basis was 9,843,000 and 9,744,000 for the years ended December 31, 2005 and 2004, respectively.

For the quarter ended December 31, 2005, One Liberty reported rental revenues of $7,545,000, and net income of $3,545,000, or $.36 per share on a diluted basis. Net income for the quarter ended December 31, 2005 gives effect to the Company's equity in earnings of unconsolidated joint ventures of $775,000 ($.08 per diluted share) and income from discontinued operations of $743,000 ($.08 per diluted share). This compares with revenues of $6,178,000, net income of $4,009,000 and net income per share on a diluted basis of $.41 for the quarter ended December 31, 2004. Net income for the quarter ended December 31, 2004 gives effect to the Company's equity in earnings of unconsolidated joint ventures of $1,231,000 ($.13 per diluted share) and income from discontinued operations of $1,033,000 ($.11 per diluted share). The weighted average number of common shares outstanding on a diluted basis was 9,868,000 and 9,790,000 for the three months ended December 31, 2005 and 2004, respectively.

One Liberty also reported funds from operations of $26,658,000, or $2.71 per share on a diluted basis, for the year ended December 31, 2005, as compared to $16,789,000, or $1.72 per share, on a diluted basis for the year ended December 31, 2004. Funds from operations for the three months ended December 31, 2005 was $4,772,000, or $.48 per share on a diluted basis, as compared to $5,751,000 or $.59 per share on a diluted basis, for the three months ended December 31, 2004. Funds from operations, calculated in accordance with the NAREIT definition, adds back to net income depreciation of properties, One Liberty's share of depreciation in unconsolidated joint ventures and amortization of capitalized leasing expenses, and deducts from net income net gain on property sales. However, in accordance with the NAREIT definition, funds from operations reported by One Liberty for the year ended December 31, 2005 includes the $10,248,000 gain ($1.04 per share) recognized by One Liberty on the sale of air rights, which One Liberty has deferred for tax purposes pursuant to Section 1031 of the Internal Revenue Code.

Commenting on the results of operations, Fredric H. Gould, Chairman of the Board and Chief Executive Officer of One Liberty, stated that "the increase in rental revenues year over year and quarter over quarter was primarily due to our acquisition of fourteen properties during 2004 and 2005". On the expense side, Mr. Gould noted that operating expenses increased by 31.8% year over year and 17.2% quarter versus quarter. A 35% increase in depreciation expense year over year and 20.3% quarter over quarter is directly related to the increase in the number of properties owned by the Company. General and administrative expenses increased by 32.4% year over year and by 29.8% quarter versus quarter due to a number of factors, the largest of which relates to the fees of special counsel retained by the Company's Audit Committee in connection with an investigation into certain financial dealings of the Company's former president and chief executive officer. In addition for the year and the quarter ended December 31, 2005 expenses allocated under the Shared Services Agreement among the Company and various affiliated companies and other expenses increased due to an increase in the Company's level of business activity, including property acquisitions, mortgage financings, Sarbanes-Oxley compliance, an increase in auditing fees and fees relating to the internal control audit required by Section 404 of Sarbanes-Oxley, an increase in directors' fees and an increase in directors' and officers' liability insurance expense.

Commenting further, Mr. Gould noted that negatively impacting the Company's results of operations in both the current year and the current quarter was a 26.7% and 37% decrease, respectively, in the Company's equity in earnings of unconsolidated joint ventures. The decrease year versus year results primarily from a $2,562,000 provision for valuation adjustment taken in 2005 by one of the Company's 50% owned joint ventures against one of its five properties. The decrease quarter versus quarter is primarily due to the receipt in the quarter ended December 31, 2004 of the proceeds from the sale by one of the Company's joint ventures of a bankruptcy claim. The decrease in equity in earnings of joint ventures in both the current year and current quarter was offset by the income earned on two joint ventures organized in the second half of 2004. Also impacting expenses year versus year and quarter versus quarter is a 24% and 21.2% increase, respectively, in interest expense due to mortgage loans placed in 2004 and 2005 on acquired properties.

In 2005 the Company sold five properties and the operations of these five properties are reflected in the 2005 and 2004 results as income from discontinued operations. For the year ended December 31, 2005, these properties operated at a $346,000 loss as compared to positive operations in the year ended December 31, 2004 of $2.4 million. The net gain on sale of these properties in 2005 was $1.9 million. Accordingly, income from discontinued operations was $1.6 million for the year ended December 31, 2005, as compared to $2.4 million for the year ended December 31, 2004.

On June 30, 2005, the Company closed on the sale of unused development rights relating to a property owned by it and located in Brooklyn, New York. The Company reported a financial statement gain of $10.25 million with respect to this sale in 2005.

Mr. Gould noted that in 2005 the Company invested $58.9 million in the purchase of eight properties and that at year end it had $26.7 million of available cash and $62.5 million available under its revolving credit facilities. He further noted that using available funds, availability under the credit facility and proceeds derived from mortgage financings, the Company will continue its property acquisition program in 2006.

One Liberty Properties is a real estate investment trust and invests primarily in improved commercial real estate under long term net lease.

Certain information contained in this press release, including information with respect to factors which may improve our future results of operations and future acquisitions, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Information regarding certain important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements appear in the Company's Form 10-K for the year ended December 31, 2005. You should not rely on forward looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements.

Contact: Simeon Brinberg
         (516) 466-3100



                    ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)
                  (Amounts in Thousands, Except Per Share Data)

                                                                         Three Months Ended              Year Ended
                                                                             December 31,                December 31,
                                                                             ------------                ------------
                                                                         2005           2004          2005          2004
                                                                         ----           ----          ----          ----

Revenues:
     Rental income - Note 1                                             $7,545          $6,178       $28,445      $21,844
                                                                        ------          ------       -------      -------

Operating expenses:
     Depreciation and amortization                                       1,545           1,284         5,664        4,197
     General and administrative                                            941             725         4,140        3,127
     Real estate expenses                                                   67             158           352          495
     Leasehold rent                                                         77              77           308          119
                                                                        ------          ------       -------      -------
     Total operating expenses                                            2,630           2,244        10,464        7,938
                                                                        ------          ------       -------      -------

     Operating income                                                    4,915           3,934        17,981       13,906

Other income and expenses:
     Equity in earnings of unconsolidated
        joint ventures                                                     775           1,231         2,102        2,869
     Interest and other income                                              86             161           314          386
     Interest:
        Expense                                                         (2,663)         (2,198)      (10,192)      (8,195)
        Amortization of deferred financing costs                          (311)           (152)         (732)        (500)
     Gain on sale of air rights and other                                    -               -        10,248           60
     Gain on sale of real estate                                             -               -             -           13
                                                                        ------          ------        ------       ------

Income from continuing operations                                        2,802           2,976        19,721        8,539
                                                                        ------          ------        ------       ------

Discontinued operations:
   Income (loss) from discontinued operations                               59           1,033          (346)       2,435
   Net gain on sale of discontinued operations                             684               -         1,905            -
                                                                        ------          ------        ------       ------

Income from discontinued operations                                        743           1,033         1,559        2,435
                                                                        ------          ------        ------       ------

Net income                                                              $3,545          $4,009       $21,280      $10,974
                                                                        ======          ======       =======      =======

Net income per common share (basic and diluted):
     Income from continuing operations                                  $  .28          $  .30       $  2.00      $   .88
     Income from discontinued operations                                   .08             .11           .16          .25
                                                                        ------          ------       -------      -------
     Net income per common share                                        $  .36          $  .41       $  2.16      $  1.13
                                                                        ======          ======       =======      =======

Funds from operations  *                                                $4,772          $5,751       $26,658      $16,789
                                                                        ======          ======       =======      =======

Funds from operations per common share -
     diluted  **                                                        $  .48          $  .59       $  2.71      $  1.72
                                                                        ======          ======       =======      =======

Weighted average number of common shares outstanding:
     Basic                                                               9,863           9,780         9,838        9,728
                                                                         =====           =====         =====        =====
     Diluted                                                             9,868           9,790         9,843        9,744
                                                                         =====           =====         =====        =====

Note 1 - Rental income includes straight line rent accruals of $1,311 and $410 for the year and three months ended December 31, 2005 and $1,037 and $392 for the year and three months ended December 31, 2004, respectively.


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


   * Funds from operations applicable to common stockholders is summarized in the following table:


                                                                          Three Months Ended              Year Ended
                                                                             December 31,                 December 31,
                                                                             ------------                 ------------
                                                                         2005           2004          2005            2004
                                                                         ----           ----          ----            ----


   Net income                                                           $3,545         $4,009       $21,280 (b)     $10,974
   Add: depreciation of properties                                       1,545          1,424         5,905           4,758
   Add:  our share of depreciation in
      unconsolidated joint ventures                                        319            302         1,277           1,075
   Add: amortization of capitalized leasing
      expenses                                                              47             16           101              55
   Deduct: net gain on sale of real estate                                (684)             -        (1,905)            (73)
                                                                        ------         ------       -------         -------

   Funds from operations                                                $4,772         $5,751       $26,658(b)      $16,789
                                                                        ======         ======       =======         =======

   ** Funds from operations per common share is summarized in the following table:

Net income                                                              $  .36         $  .41       $  2.16         $  1.13
Add: depreciation of properties                                            .16            .15           .60             .49
Add: our share of depreciation in
      unconsolidated joint ventures                                        .03            .03           .13             .11
Add: amortization of capitalized leasing
      expenses                                                               -              -           .01               -
Deduct: net gain on sale of real estate                                   (.07)             -          (.19)           (.01)
                                                                        ------         ------       -------         -------

Funds from operations per common share                                  $  .48         $  .59       $  2.71         $  1.72
                                                                        ======         ======       =======         =======


  (a) We believe that FFO is a useful and a standard supplemental measure of the operating performance for equity REITs and is used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO when reporting their operating results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assures that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, we believe that FFO provides a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. We also consider FFO to be useful to us in evaluating potential property acquisitions.

     FFO does not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO to be an alternative to net income as a reliable measure of our operating performance; nor should you consider FFO to be an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

     FFO does not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO does not represent cash flows from operating, investing or financing activities as defined by GAAP.

  (b) Includes net gain on sale of air rights of $10,248, or $1.04 per share for the year ended December 31, 2005.